UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 22, 2013

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 John Hancock Road, Taunton, MA 02780
(Address of Principal Executive Offices) (Zip Code)

 Registrant's telephone number, including area code   (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 22, 2013, Kopin Corporation (the “Company”) filed a Form 10-K/A (“Form 10-K/A”) to amend its annual report on Form 10-K for the year ended December 29, 2012 (“Form 10-K”), which was originally filed on March 18, 2013. The amendment was primarily filed to clarify a statement made in Management’s Discussion and Analysis which stated, “We currently expect to have a consolidated net loss in the range of $15 million to $19 million in 2013.” The statement was made at the end of the section discussing the Company’s continuing operations. However, in order to clarify the guidance, the Company has amended the statement to, “We currently expect to have a consolidated net loss in the range of $15 million to $19 million in 2013, excluding the gain, if any, resulting from the sale of our III-V product line which has been classified as a discontinued operation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	March 22, 2013	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)